UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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CORELOGIC, INC.

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Who We Are

Creating Value by Empowering Clients to Make Smarter Housing Decisions Through Data-Driven Insights

Since our inception, CoreLogic has been driven by a single purpose – to innovate and create solutions that solve our clients' toughest challenges in the housing market. CoreLogic is the trusted source for property information intelligence, with deep knowledge of the powerful economic, social, and environmental forces that promote healthy housing markets and thriving communities. As a result, CoreLogic has consistently delivered strong results for all key stakeholders, including shareholders, clients and employees.

Property Data is Our DNA

Built on a foundation of the largest, most comprehensive repository of property and related financial data collected directly from only the most reliable sources, CoreLogic is the market leader for unique property-level insights backed by science and analytics. We curate, connect, and uniquely enrich property data to provide insightful intelligence and digital customer experiences at critical touchpoints throughout the housing journey.

Our suite of solutions, comprised of data, insights and technological innovations, enables us to deliver value across our clients' business operations to quickly address challenges and present innovative, cost-effective solutions and, importantly, create meaningful strategic partnerships with our clients and value for our shareholders.

Together with our clients, our 5,000 global CoreLogic associates enable the dream of homeownership and help millions of people **Find, Buy, and Protect the homes they love.**

Property Information Differentiators

Deep Property Data	Breadth of Coverage	Science & Analytics	Depth of Detail
4.5B+ records spanning 50+ years	**>99.9%** of U.S. property records	**24** PhDs	**3,100+** counties
145M+ parcels with tax payment history	**140M+** geo-coded parcel maps	**44** Master's Degrees	**5,000+** data fields
99.5% standard of accuracy driven by automated keying processes	**National** flood coverage	**200+** Analytical Models	**Daily** data refresh

An Industry-Leading Source Trusted By

- **1,200,000+** Real Estate Professionals
- **9,000+** Mortgage Banks & Lenders
- **300+** Capital Markets • 4,500+ Property Management Companies
- **21** Federal Agencies
- **500+** Property & Casualty Insurers

We Are Well-Positioned – with the Right People, Technology, Insights and Values – to Drive Long-Term Results and Sustainable Value Creation

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© 2020 CORELOGIC. ALL RIGHTS RESERVED.

LEGAL DISCLAIMER

"One CoreLogic"

Through our CORE Values – Clients First, Ownership, Respect and Engagement – we built "One CoreLogic."

Our CORE values underpin our culture and strategic plan, which centers around building scaled market-leading positions in our core business lines, steadily increasing our profitability and cash flow generation, and creating a high- performing organization that thrives on overcoming all challenges and capitalizing on all opportunities. These have been fundamental to the successful value creation story that CoreLogic is today.

Despite a recession, a pandemic and every other obstacle thrown at us these past ten years, CoreLogic has consistently delivered strong results for all key stakeholders including shareholders, clients and employees alike. We are confident that our CORE Values will continue to support our growth trajectory and accelerating momentum as we look to the future.

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© 2020 CORELOGIC. ALL RIGHTS RESERVED.

LEGAL DISCLAIMER

ESG

Commitment to Our Communities and Our Environment

The CoreLogic team is dedicated to building and maintaining a healthy environment and housing market, which we firmly believe is essential to a prosperous and vibrant society. Consistent with that commitment, CoreLogic has built a robust Environmental, Social, and Governance program (ESG) over the past ten years to address the critical needs in the countries and in the communities where we operate, and to execute our mission of helping millions of people find, buy and protect the homes they love. Please click here to read our full 2019 – 2020 ESG report.

Building a Better Future Through Diversity and Inclusion

A diverse and inclusive culture is critical to winning in the workplace, in the marketplace, and in the community. We support diversity and inclusion by sponsoring 5 Employee Resource Groups (ERGs), networks that promote a respectful, inclusive and diverse environment by focusing on raising awareness through educational and social events, professional development, mentorship, and giving back to the community. Our ERGs include PRIDE, Women's Business Council, Veteran's Council / Military Engagement Association, Latinx Core and African American Core. We also host enterprise events that celebrate people from different backgrounds, training programs on inclusion and allyship, and integrate diversity and inclusion into our behaviors, cultural principles, and various development programs,

Focus on Sustainability and Reducing Our Environmental Footprint

- Over the past 5 years, achieved significant reduction of facilities footprint, including a reduction of energy consumption by almost 50%
- Promotion of ride sharing programs and access to commuter benefit programs for associates who utilize public transportation
- Implementation of aggressive recycling and waste management programs in all major locations
- No identifiable significant risks posed by business operations that would substantially impact the environment, consistent with the Sustainability Accounting Standards Board (SASB) Materiality Map


61%
Percentage of North American operating footprint within LEED certified facilities, and our primary off-shore facilities are equivalently certified.

We Create Value for the Many, Not Just a Few To make a meaningful difference, we focus our efforts in the following areas: Providing education opportunities Supporting active and prior service military veterans and promote financial literacy through training and their families by providing resources to help them and educational seminars to support financial security. meet their professional and academic goals. Enabling high-impact housing initiatives from transitional Strengthening our local communities by empowering housing to homelessness and foreclosure reduction efforts in community leaders to make informed decisions about supporting inclusive and diverse housing developments. their neighborhoods by leveraging the power of data resources for essential community research and provide the funds necessary to do so. Operation Hope, Habit for Humanity, Marine Corps Scholarship Foundation, the Mortgage Bankers Association Open Doors Foundation, the Boys & Girls Club, American Heart Association, Project Scientist, American Red Cross Disaster Relief and, recently launched efforts to provide food assistance to our communities, are only a few examples of partnerships that help us multiply our impact. OPERATION. . ASM HOPE fifers Habitat for Humanity’ Opens DOOrS FOUNDATION PROJECT American Scientist BOYS Be GIRLS CLUBS Heft I oF AMERICA Association. . services Our people, all 5,000 of us, carry the institutional knowledge and dedication required to serve the markets of tomorrow. The Work We Do Is Integral to a Strong Property Economy and Healthy Society sign up for email upadtes Email Address sign up @2020 corelogice.all RIGHTS RESERVED LEGALE DISCLAIMER